Exhibit 99.1

(NASDAQ: BOCH)

For Immediate Release:

Bank of Commerce Holdings Announces Results for the Third Quarter of 2015

REDDING, California, October 23, 2015 / GLOBE NEWSWIRE— Randall S. Eslick, President and Chief Executive Officer of Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $990.7 million asset bank holding company and parent company of Redding Bank of Commerce (the “Bank”), today announced financial results for the quarter and the nine months ended September 30, 2015. Net income available to common shareholders for the quarter ended September 30, 2015 was $2.5 million or $0.18 per share – diluted, compared with $1.2 million or $0.09 per share – diluted for the same period of 2014. Net income available to common shareholders for the nine months ended September 30, 2015 was $6.6 million or $0.49 per share – diluted compared with $3.9 million or $0.29 per share – diluted for the same period of 2014.

Financial highlights for the third quarter of 2015:

●

Net income available to common shareholders of $2.5 million for the three months ended September 30, 2015 was an improvement of $1.3 million (102%) over $1.2 million net income available to common shareholders earned during the third quarter of 2014, and an improvement of $135 thousand (6%) over $2.3 million available to common shareholders earned during the previous quarter.

●	Return on average assets improved to 0.99% in the third quarter of 2015 compared to 0.49% in the same quarter of 2014.
●	Return on average equity improved to 9.12% in the third quarter of 2015 compared to 4.76% in the same quarter of 2014.
●

Nonperforming assets at September 30, 2015 totaled $17.1 million, a decrease of $7.8 million (31%) compared to September 30, 2014, and a decrease of $1.2 million (27% annualized) compared to June 30, 2015.

●	Gross loans at September 30, 2015 totaled $718.5 million, an increase of $18.7 million (11% annualized) since June 30, 2015.
●	Continuing improved asset quality resulted in no additional provision for loan and lease losses during the third quarter.
●	The Company’s book value per share increased to $6.64 per common share at September 30, 2015 from $6.17 per common share at September 30, 2014 (8%) and $6.48 at June 30, 2015 (10% annualized).
●	The Company’s net interest margin improved to 3.62% for the quarter ended September 30, 2015 from 3.43% for the third quarter of 2014.

Financial highlights for the nine months ended September 30, 2015:

●

Net income available to common shareholders of $6.6 million for the nine months ended September 30, 2015 was an improvement of $2.7 million (69%) over $3.9 million net income available to common shareholders earned during the nine months ended September 30, 2014.

●	Return on average assets for the nine months ended September 30, 2015 improved to 0.89% compared to 0.54% for the same period in 2014.
●	Return on average equity for the nine months ended September 30, 2015 improved to 8.27% compared to 5.10% for the same period in 2014.
●	Nonperforming assets at September 30, 2015 totaled $17.1 million, a decrease of $5.1 million (31% annualized) compared to December 31, 2014.
●	Gross loans at September 30, 2015 totaled $718.5 million, an increase of $57.6 million (12% annualized) since December 31, 2014.
●	Net loan loss recoveries of $71 thousand combined with continuing improved asset quality resulted in no additional provision for loan and lease losses during the first nine months of 2015.
●	The Company’s book value per share increased to $6.64 per common share at September 30, 2015 from $6.29 per common share at December 31, 2014 (7% annualized).
●	The Company’s net interest margin improved to 3.68% for the nine months ended September 30, 2015 from 3.57% for the year ended December 31, 2014.
●	The Company’s efficiency ratio improved to 65.4% during the first nine months of 2015 compared to 70.1% during the same period in 2014.

Randall S. Eslick, President and CEO commented: “We are pleased with the successes our employees are achieving throughout the bank. Deposit growth, loan growth, improved asset quality and ongoing expense control are the basis of our enhanced profitability.”

(NASDAQ: BOCH)

SBLF Series B Preferred Stock

We are actively considering various debt alternatives to fully fund the redemption of the $20 million of SBLF preferred stock and have made application to the Company’s primary regulator, the Federal Reserve Bank of San Francisco for permission to do so. If the Company’s Series B Preferred Stock remains outstanding beyond December 2015, the dividend rate will increase from its current 1% to 5%, and in April 2016 to 9%.

Forward-Looking Statements

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

●	Competitive pressure in the banking industry and changes in the regulatory environment
●	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities
●	A decline in the health of the economy nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans
●	Credit quality deterioration which could cause an increase in the provision for loan and lease losses
●	Asset/Liability matching risks and liquidity risks
●	Changes in the securities markets

For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and under the heading: “Risk Factors” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation and specifically disclaims any obligation, to revise or publicly release the results of any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date the statements were made.

(NASDAQ: BOCH)

TABLE 1

SELECTED FINANCIAL INFORMATION - UNAUDITED

(amounts in thousands except per share data)

	For The Three Months Ended			For The Nine Months Ended
	September 30,		June 30,	September 30,
Net income, average assets and average shareholders' equity	2015	2014	2015	2015	2014
Income available to common shareholders	$2,475	$1,223	$2,340	$6,566	$3,894
Average total assets	$992,034	$984,047	$993,815	$988,303	$970,001
Average shareholders' equity	$107,704	$101,947	$106,198	$106,186	$102,112

Selected performance ratios
Return on average assets	0.99%	0.49%	0.94%	0.89%	0.54%
Return on average equity	9.12%	4.76%	8.84%	8.27%	5.10%
Efficiency ratio	60.17%	66.96%	64.61%	65.41%	70.09%

Share and per share amounts
Weighted average shares - basic	13,340	13,294	13,338	13,327	13,536
Weighted average shares - diluted	13,377	13,339	13,370	13,358	13,582
Earnings per share - basic	$0.18	$0.09	$0.18	$0.49	$0.29
Earnings per share - diluted	$0.18	$0.09	$0.18	$0.49	$0.29

	At September 30,		At June 30,
Share and per share amounts	2015	2014	2015
Common shares outstanding (1)	13,374	13,298	13,364
Book value per common share	$6.64	$6.17	$6.48

Capital ratios
Bank of Commerce Holdings
Common equity tier 1 capital ratio (2)	9.96%	n/a	9.96%
Tier 1 capital ratio	13.25%	14.74%	13.33%
Total capital ratio	14.50%	15.99%	14.58%
Tier 1 leverage ratio	11.98%	12.17%	11.76%

Redding Bank of Commerce
Common equity tier 1 capital ratio (2)	13.20%	n/a	13.27%
Tier 1 capital ratio	13.20%	14.68%	13.27%
Total capital ratio	14.45%	15.93%	14.52%
Tier 1 leverage ratio	11.95%	12.13%	11.75%

(1) Includes unvested restricted shares issued in accordance with the Banks equity incentive plan.

(2) As of January 1, 2015, common equity tier 1 capital ratio is a new ratio requirement under the Basel III Capital Rules and represents the sum of the common equity tier 1 elements, minus regulatory adjustments and deductions divided by risk weighted assets.

The Company and the Bank continue to meet all capital adequacy requirements to which they are subject. The decline in capital ratios during the current quarter as compared to the same period a year ago is primarily due to repayment of junior subordinated debentures during the fourth quarter of 2014 and a change in the calculation of the risk-weighted average assets in accordance with Basel III.

(NASDAQ: BOCH)

BALANCE SHEET OVERVIEW

As of September 30, 2015, the Company had total consolidated assets of $990.7 million, gross loans of $718.5 million, allowance for loan and lease losses (“ALLL”) of $10.9 million, total deposits of $779.5 million, and shareholders’ equity of $108.7 million.

TABLE 2

LOAN BALANCES BY TYPE - UNAUDITED

(amounts in thousands)

	At September 30,						At June 30,
		% of		% of	Change			% of
	2015	Total	2014	Total	Amount	%	2015	Total
Commercial	$144,749	20%	$156,620	24%	$(11,871)	(8)%	$143,088	20%
Real estate - construction and land development	29,701	4	25,579	4	4,122	16%	27,858	4
Real estate - commercial non-owner occupied	237,597	34	214,970	33	22,627	11%	236,173	34
Real estate - commercial owner occupied	151,762	21	110,527	17	41,235	37%	138,183	20
Real estate - residential - ITIN	50,162	7	53,805	8	(3,643)	(7)%	51,249	7
Real estate - residential - 1-4 family mortgage	12,185	2	13,779	2	(1,594)	(12)%	12,209	2
Real estate - residential - equity lines	45,733	6	45,050	7	683	2%	46,463	7
Consumer and other	46,644	6	29,365	5	17,279	59%	44,551	6
Gross loans	718,533	100%	649,695	100%	68,838	11%	699,774	100%
Deferred fees and costs	718		184		534		403
Loans, net of deferred fees and costs	719,251		649,879		69,372		700,177
Allowance for loan and lease losses	(10,891)		(10,400)		(491)		(11,402)
Net loans	$708,360		$639,479		$68,881		$688,775

Average yield on loans during the quarter	4.70%		4.62%		0.08		4.74%

The Company recorded gross loan balances of $718.5 million at September 30, 2015, compared with $649.7 million and $699.8 million at September 30, 2014 and June 30, 2015, respectively, an increase of $68.8 million and $18.7 million, respectively. The increase in gross loans compared to the same period a year ago was driven by strong organic loan originations and the purchase of wholesale loan pools. During the three months ended September 30, 2015, the Company purchased $7.5 million in consumer loan pools. During the twelve-month period ended September 30, 2015, the Company purchased $28.1 million and $6.5 million in consumer and commercial real estate investor loan pools, respectively. The Bank’s deferred fees and costs increased during the current quarter compared to the prior quarter as a result of increased loan production and implementation of an updated loan origination cost study.

The decrease in the ALLL in the current quarter compared to the prior quarter resulted from net loan charge offs of $511 thousand. As a result of continued improved asset quality, no additional provision for loan and lease losses was deemed necessary during the current quarter. See table 8 for additional detail of the ALLL.

(NASDAQ: BOCH)

TABLE 3

CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED

(amounts in thousands)

	At September 30,						At June 30,
		% of		% of	Change			% of
	2015	Total	2014	Total	Amount	%	2015	Total

Cash and due from banks	$8,564	5%	$12,581	5%	$(4,017)	(32)%	$11,115	5%
Interest-bearing deposits in other banks	16,745	8	33,842	12	(17,097)	(51)%	21,681	9
Total cash and cash equivalents	25,309	12	46,423	17	(21,114)	(45)%	32,796	14

Investment securities:
U.S. government and agencies	3,998	2	7,825	3	(3,827)	(49)%	5,314	2
Obligations of state and political subdivisions	57,453	26	57,161	20	292	1%	51,324	23
Residential mortgage backed securities and collateralized mortgage obligations	34,058	16	46,498	17	(12,440)	(27)%	37,776	16
Corporate securities	36,560	17	39,717	15	(3,157)	(8)%	33,501	15
Commercial mortgage backed securities	9,266	4	11,100	4	(1,834)	(17)%	9,467	4
Other asset backed securities	15,974	7	27,078	10	(11,104)	(41)%	23,381	10
Total investment securities - AFS	157,309	72	189,379	69	(32,070)	(17)%	160,763	70

Obligations of state and political subdivisions - HTM	36,093	16	36,888	14	(795)	(2)%	36,655	16
Total investment securities - AFS and HTM	193,402	88	226,267	83	(32,865)	(19)%	197,418	86

Total cash, cash equivalents and investment securities	$218,711	100%	$272,690	100%	$(53,979)	(20)%	$230,214	100%

Average yield on interest bearing due from banks and investment securities during the quarter	2.46%		2.42%		0.04		2.59%

As of September 30, 2015, the Company maintained noninterest-bearing cash positions at the Federal Reserve Bank and correspondent banks in the amount of $8.6 million. The Company also held interest-bearing deposits in the amount of $16.7 million.

Available-for-sale investment securities totaled $157.3 million at September 30, 2015, compared with $189.4 million and $160.8 million at September 30, 2014 and June 30, 2015, respectively. The Company’s available-for-sale investment portfolio provides the Company a secondary source of liquidity to fund other higher yielding asset opportunities, such as loan originations and wholesale loan purchases. During the third quarter of 2015, the Company purchased 25 securities with a par value of $26.8 million and weighted average yield of 2.18% and sold 21 securities with a par value of $23.8 million and weighted average yield of 2.57%. The sales activity resulted in $137 thousand in net realized gains for the three months ended September 30, 2015. During the three months ended September 30, 2015, the Company received $6.1 million in proceeds from principal payments, calls and maturities within the available-for-sale investment securities portfolio. Average quarterly securities balances and weighted average tax equivalent yields at September 30, 2015 and 2014 were $191.4 million and 3.40% compared to $221.9 million and 3.49%, respectively.

During the current quarter, the Company’s securities transactions were focused on improving credit quality and continuing to shorten the effective duration of the portfolio in anticipation of rising interest rates. Management will continue to actively seek out opportunities to reduce the overall effective duration of the portfolio and accelerate cash flows, while also improving credit quality and liquidity. This strategy could entail absorbing small losses and slightly reduced yields within the portfolio to meet longer term objectives.

At September 30, 2015, the Company’s net unrealized gains on available-for-sale investment securities were $1.6 million compared with $1.8 million and $1.5 million at September 30, 2014 and June 30, 2015, respectively. The increase in net unrealized gains during the current quarter resulted primarily from increases in the fair value of the Company’s municipal bond portfolio, as a result of decreases in interest rates.

(NASDAQ: BOCH)

TABLE 4

DEPOSITS BY TYPE - UNAUDITED

(amounts in thousands)

	At September 30,						At June 30,
		% of		% of	Change			% of
	2015	Total	2014	Total	Amount	%	2015	Total
Demand - noninterest bearing	$162,437	21%	$151,684	20%	$10,753	7%	$151,640	20%
Demand - interest bearing	295,209	38	265,308	35	29,901	11%	276,103	36
Total demand	457,646	59	416,992	55	40,654	10%	427,743	56

Savings	93,367	12	91,589	12	1,778	2%	93,500	12
Total non-maturing deposits	551,013	71	508,581	67	42,432	8%	521,243	68

Certificates of deposit	228,492	29	258,939	33	(30,447)	(12)%	238,796	32
Total deposits	$779,505	100%	$767,520	100%	$11,985	2%	$760,039	100%

Average rate on interest bearing deposits during the quarter	0.49%		0.53%		(0.04)		0.50%

Total deposits at September 30, 2015, increased $12.0 million or 2% to $779.5 million compared to September 30, 2014, and increased $19.5 million or 3% compared to June 30, 2015. Total non-maturing deposits increased $42.4 million or 8% compared to the same date a year ago and increased $29.8 million or 6% compared to June 30, 2015. Certificates of deposit decreased $30.4 million or 12% compared to the same date a year ago and decreased $10.3 million or 4% compared to June 30, 2015. Management intends to continue to reduce reliance on certificates of deposit as a funding source.

TABLE 5

WHOLESALE AND BROKERED DEPOSITS - UNAUDITED

(amounts in thousands)

	At September 30,		At June 30,
	2015	2014	2015
CDARS / ICS reciprocal deposits	$67,825	$66,431	$58,628
Third party brokered time deposits	17,505	13,550	17,502
Brokered deposits per Call Report	85,330	79,981	76,130
Online listing service time deposits	61,141	68,011	63,328
Total wholesale and brokered deposits	$146,471	$147,992	$139,458

In accordance with regulatory Call Report instructions, the Bank will file (or has filed) quarterly Call Reports which list brokered deposits of $85.3 million, $80.0 million and $76.1 million at September 30, 2015, September 30, 2014 and June 30, 2015, respectively. These amounts include reciprocal deposits obtained through the CDARS and ICS programs, which management does not consider to be brokered.

(NASDAQ: BOCH)

INCOME STATEMENT OVERVIEW

TABLE 6

SUMMARY INCOME STATEMENT - UNAUDITED

(amounts in thousands, except per share data)

	For The Three Months Ended
	September 30,		Change		June 30,	Change
	2015	2014	Amount	%	2015	Amount	%
Interest income	$9,732	$9,102	$630	7%	$9,763	$(31)	0%
Interest expense	1,277	1,154	123	11%	1,168	109	9%
Net interest income	8,455	7,948	507	6%	8,595	(140)	(2)%
Provision for loan and lease losses	—	1,050	(1,050)	(100)%	—	—	0%
Noninterest income	808	671	137	20%	881	(73)	(8)%
Noninterest expense	5,574	5,771	(197)	(3)%	6,122	(548)	(9)%
Income before provision for income taxes	3,689	1,798	1,891	105%	3,354	335	10%
Provision for income taxes	1,164	525	639	122%	964	200	21%
Net income	2,525	1,273	1,252	98%	2,390	135	6%
Less: Preferred dividends	50	50	—	0%	50	—	0%
Income available to common shareholders	$2,475	$1,223	$1,252	102%	$2,340	$135	6%

Basic earnings per share	$0.18	$0.09	$0.09	100%	$0.18	$—	0%
Average basic shares	13,340	13,294	46	0%	13,338	2	0%
Diluted earnings per share	$0.18	$0.09	$0.09	100%	$0.18	$—	0%
Average diluted shares	13,377	13,339	38	0%	13,370	7	0%
Dividends declared per common share	$0.03	$0.03	$—	0%	$0.03	$—	0%

Third Quarter of 2015 Compared With Third Quarter of 2014

Net income available to common shareholders for the third quarter of 2015 increased $1.3 million over the third quarter of 2014. In the current quarter, net interest income was $507 thousand higher, the provision for loan and lease losses was $1.1 million lower, noninterest income was $137 thousand higher and noninterest expense was $197 thousand lower. These positive changes were partially offset by an increase in income tax expense of $639 thousand.

Net Interest Income

Net interest income increased $507 thousand over a year previous. Interest income for the three months ended September 30, 2015 increased $630 thousand or 7% to $9.7 million, which reflects the increase in average earning assets and the reallocation of lower yielding assets into higher yielding loans. Interest expense for the three months ended September 30, 2015 increased $123 thousand or 11% to $1.3 million. Interest expense on deposits declined $77 thousand and interest expense on other borrowings decreased $47 thousand, but interest on the Bank’s Federal Home Loan Bank of San Francisco borrowings increased $247 thousand due to the net settlement expense associated with the Bank’s active interest rate swap.

In 2011, to mitigate interest rate and market risks, the Bank entered into four forward starting interest rate swaps to hedge interest rate risk associated with variable rate Federal Home Loan Bank of San Francisco borrowings. The hedges converted the LIBOR based floating rate of interest on the $75.0 million Federal Home Loan Bank of San Francisco borrowings to fixed interest rates. The fixed rates adjust each August and were/are 0.94% at August 2013, 1.84% at August 2014, 2.64% at August 2015 and 3.22% at August 2016. During the third quarter of 2014, the net cost of the Bank’s Federal Home Loan Bank of San Francisco borrowings was also reduced when hedge gains from a previous set of interest rate swaps were reclassified out of other comprehensive income into earnings as a reduction of interest expense.

(NASDAQ: BOCH)

Interest expense on other borrowings, primarily junior subordinated debentures was $47 thousand and $94 thousand for the third quarter of 2015 and 2014, respectively. At September 30, 2014 the Company had $5.1 million of junior subordinated debentures that carried a rate of LIBOR plus 3.30% and $10.3 million of junior subordinated debentures with a rate of LIBOR plus 1.58%. During December of 2014, the Company repaid the $5.1 million of junior subordinated debentures resulting in a decrease in interest on other borrowings in 2015.

Noninterest Income

Noninterest income for the three months ended September 30, 2015 increased $137 thousand compared to the same period a year ago. During the quarter ended September 30, 2015 the Company recorded net gains on sale of available-for-sale investment securities of $137 thousand compared to a net gains of $32 thousand for the same period a year ago.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2015 decreased $197 thousand compared to the same period a year ago. During the quarter ended September 30, 2015 salaries and related benefits decreased $312 thousand as a result of increased deferred loan origination costs. In the current period, professional services fees are $54 thousand higher than a year earlier.

Income Tax Provision

During the three months ended September 30, 2015, the Company recorded a provision for income tax expense of $1.2 million compared with $525 thousand for the same period a year ago. While pre-tax income has continued to increase, the company’s anticipated tax credits (from qualified low income housing investments) and tax exempt income (from municipal bonds and BOLI) have not increased. As these items comprise an ever decreasing percentage of pre-tax income, the Company’s income tax provision as a percent of pre-tax income increases.

Third Quarter of 2015 Compared With Second Quarter of 2015

Net income available to common shareholders for the third quarter of 2015 increased $135 thousand over the second quarter of 2015. In the current quarter, net interest income decreased by $140 thousand, noninterest income decreased by $73 thousand and noninterest expense decreased by $548 thousand. These net positive changes were partially offset by an income tax provision that was higher by $200 thousand.

Net Interest Income

Net interest income decreased $140 thousand over a quarter previous. Interest income for the three months ended September 30, 2015 decreased $31 thousand to $9.7 million. The decrease in interest income was due to a decrease of $1.0 million in average interest earning assets and a decrease of six basis points on the tax equivalent yield of those assets partially offset by the benefit of a quarter that was one day longer than the second quarter of 2015. Interest expense for the three months ended September 30, 2015 increased $109 thousand or 9% to $1.3 million compared to the prior quarter. This increase was primarily due to increased interest expense on Federal Home Loan Bank of San Francisco borrowings.

Noninterest Income

Noninterest income for the three months ended September 30, 2015 decreased $73 thousand compared to the prior quarter. Net gains recognized on the sale of available-for-sale investment securities during the current quarter increased by $76 thousand to $137 thousand compared to a $61 thousand net gain in the prior quarter. During the current quarter the Bank recognized $31 thousand in gain on sale of other real estate owned compared to a loss of $9 thousand in the prior quarter. There was also a $205 thousand special dividend on Federal Home Loan Bank of San Francisco stock included in other noninterest income during the three months ended June 30, 2015.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2015 decreased $548 thousand compared to the prior quarter. During the quarter ended September 30, 2015 salaries and related benefits decreased $367 thousand as a result of increased deferred loan origination costs. In the current period, professional services fees are $105 thousand lower than in the prior quarter.

Income Tax Provision

During the three months ended September 30, 2015, the Company recorded a provision for income tax expense of $1.2 million compared with provision for income tax expense of $964 thousand for the prior quarter. The increase in the current quarter is due to increased taxable income.

(NASDAQ: BOCH)

Earnings Per Share

Diluted earnings per share were $0.18 for the three months ended September 30, 2015 compared with $0.09 for the same period a year ago, and $0.18 for the prior period. Earnings per share increased during the three months ended September 30, 2015 compared to the same period a year ago as a result of increased net income.

TABLE 7

NET INTEREST SPREAD AND MARGIN - UNAUDITED

 (amounts in thousands)

	For the Three Months Ended
	September 30,		Change	June 30,	Change
	2015	2014	Amount	2015	Amount
Tax equivalent yield on average interest earning assets	4.29%	4.07%	0.22	4.35%	(0.06)
Rate on average interest bearing liabilities	0.71%	0.63%	(0.08)	0.65%	(0.06)
Net interest spread - tax equivalent basis	3.58%	3.44%	0.14	3.70%	(0.12)

Net interest margin - nominal	3.62%	3.43%	0.19	3.71%	(0.09)
Net interest margin - tax equivalent basis	3.75%	3.57%	0.18	3.85%	(0.10)

Average earning assets	$927,547	$918,361	9,186	$928,578	$(1,031)
Average interest bearing liabilities	$709,958	$723,062	(13,104)	$723,288	$(13,330)

The net interest margin (net interest income as a percentage of average interest earning assets) on a fully tax-equivalent basis was 3.75% for the three months ended September 30, 2015, an increase of 18 basis points as compared to the same period a year ago. The increase in net interest margin resulted from a 22 basis point increase in tax-equivalent yield on average earning assets offset by a four basis point increase in interest expense to fund average earning assets. The tax equivalent net interest margin decreased 10 basis points as compared to the prior quarter. The decrease in net interest margin resulted from a six basis point decrease in tax-equivalent yield on average earning assets and a four basis point increase in interest expense to fund average earning assets. Maintaining our net interest margin in a historically low interest rate environment and while confronted with known increased Federal Home Loan Bank of San Francisco borrowing costs will be challenging in the foreseeable future. Management will continue to reallocate the asset mix into higher yielding assets by pursuing organic loan growth, and actively managing the investment securities portfolio within our accepted risk tolerance.

(NASDAQ: BOCH)

TABLE 8

ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD AND IMPAIRED LOAN TOTALS - UNAUDITED

(amounts in thousands)

	For The Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Beginning balance	$11,402	$11,296	$10,820	$10,400	$9,882
Provision for loan and lease losses charged to expense	—	—	—	675	1,050
Loans charged off	(779)	(711)	(179)	(374)	(585)
Loan loss recoveries	268	817	655	119	53
Ending balance	$10,891	$11,402	$11,296	$10,820	$10,400

	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2015	2015	2015	2014	2014
Nonaccrual loans:
Commercial	$2,506	$3,170	$3,908	$5,112	$7,065
Real estate - commercial non-owner occupied	5,154	6,532	7,103	8,318	8,518
Real estate - commercial owner occupied	1,928	1,079	1,079	1,378	1,378
Real estate - residential - ITIN	4,228	4,375	4,645	4,647	5,281
Real estate - residential - 1-4 family mortgage	1,669	1,693	1,720	2,135	2,157
Real estate - residential - equity lines	23	24	24	24	89
Consumer and other	33	34	34	35	—
Total nonaccrual loans	15,541	16,907	18,513	21,649	24,488
Accruing troubled debt restructured loans:
Commercial	56	10	1,004	1,485	1,585
Real estate - commercial non-owner occupied	828	832	836	839	844
Real estate - commercial owner occupied	—	849	854	859	863
Real estate - residential - ITIN	5,423	5,303	5,421	5,462	5,222
Real estate - residential - equity lines	563	569	574	579	584
Total accruing troubled debt restructured loans	6,870	7,563	8,689	9,224	9,098

All other accruing impaired loans	494	530	533	535	757

Total impaired loans	$22,905	$25,000	$27,735	$31,408	$34,343

Gross loans outstanding at period end	$718,533	$699,774	$699,229	$660,898	$649,695

Allowance for loan and lease losses as a percent of:
Gross loans	1.52%	1.63%	1.62%	1.64%	1.60%
Nonaccrual loans	70.08%	67.44%	61.02%	49.98%	42.47%
Impaired loans	47.55%	45.61%	40.73%	34.45%	30.28%

Nonaccrual loans to gross loans	2.16%	2.42%	2.65%	3.28%	3.77%

(NASDAQ: BOCH)

The Company realized net loan charge offs of $511 thousand in the current quarter compared with net loan loss recoveries of $106 thousand in the prior quarter and net loan charge offs of $532 thousand for the same period a year ago.

The Company continues to monitor credit quality, and adjust the ALLL to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. The Company made no provision for loan and lease losses during the first three quarters of 2015 compared to a provision of $2.5 million during the first three quarters of 2014. The Company’s ALLL as a percentage of gross loans was 1.52% as of September 30, 2015 compared to 1.60% as of September 30, 2014 and 1.63% as of June 30, 2015. Based on the Bank’s ALLL methodology, which uses criteria such as risk weighting and historical loss rates, and given the ongoing improvements in asset quality, management believes the Company’s ALLL is adequate at September 30, 2015. There is, however, no assurance that future loan and lease losses will not exceed the levels provided for in the ALLL and could possibly result in additional charges to the provision for loan and lease losses.

At September 30, 2015, the recorded investment in loans classified as impaired totaled $22.9 million, with a corresponding valuation allowance of $789 thousand compared to impaired loans of $34.3 million with a corresponding valuation allowance of $1.2 million at September 30, 2014 and impaired loans of $25.0 million, with a corresponding valuation allowance of $1.3 million at June 30, 2015. The valuation allowance on impaired loans represents the impairment reserves on performing restructured loans, other accruing loans, and nonaccrual loans.

TABLE 9

PERIOD END TROUBLED DEBT RESTRUCTURINGS - UNAUDITED

(amounts in thousands)

	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2015	2015	2015	2014	2014
Nonaccrual	$11,149	$12,354	$12,695	$14,230	$16,556
Accruing	6,870	7,563	8,689	9,224	9,098
Total troubled debt restructurings	$18,019	$19,917	$21,384	$23,454	$25,654

Percentage of total gross loans	2.51%	2.85%	3.06%	3.55%	3.95%

Loans are reported as a troubled debt restructuring when the Bank grants a concession(s) to a borrower experiencing financial difficulties that it would not otherwise consider. Examples of such concessions include a reduction in the loan rate, forgiveness of principal or accrued interest, extending the maturity date(s) significantly, or providing a lower interest rate than would be normally available for a transaction of similar risk. As a result of these concessions, restructured loans are impaired as the Bank will not collect all amounts due, either principal or interest, in accordance with the terms of the original loan agreement. Impairment reserves on non-collateral dependent restructured loans are measured by calculating the present value of expected future cash flows of the restructured loans, discounted at the effective interest rate of the original loan agreement. These impairment reserves are recognized as a specific component to be provided for in the ALLL.

During the three months ended September 30, 2015, the Company restructured two loans to grant payment deferrals and one loan to grant rate and maturity modifications. The loans were classified as troubled debt restructurings and placed on nonaccrual status. As of September 30, 2015, the Company had 121 restructured loans that qualified as troubled debt restructurings, of which 102 were performing according to their restructured terms.

(NASDAQ: BOCH)

TABLE 10

NONPERFORMING ASSETS - UNAUDITED

(amounts in thousands)

	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2015	2015	2015	2014	2014
Total nonaccrual loans	$15,541	$16,907	$18,513	$21,649	$24,488
90 days past due and still accruing	52	54	30	23	—
Total nonperforming loans	15,593	16,961	18,543	21,672	24,488

Other real estate owned	1,525	1,405	1,502	502	393
Total nonperforming assets	$17,118	$18,366	$20,045	$22,174	$24,881

Nonperforming loans to gross loans	2.17%	2.42%	2.65%	3.28%	3.77%
Nonperforming assets to total assets	1.73%	1.87%	2.03%	2.22%	2.54%

At September 30, 2015, September 30, 2014 and June 30, 2015, the recorded investment in OREO was $1.5 million, $393 thousand and $1.4 million, respectively. The September 30, 2015 OREO balance consists of 11 properties, of which four are 1-4 family residential real estate in the amount of $361 thousand, six are nonfarm nonresidential properties in the amount of $993 thousand and one is an undeveloped commercial property in the amount of $170 thousand.

(NASDAQ: BOCH)

TABLE 11

UNAUDITED CONSOLIDATED

BALANCE SHEET

(amounts in thousands, except per share data)

	At September 30,	At September 30,	Change		At June 30,
	2015	2014	$	%	2015
Assets:
Cash and due from banks	$8,564	$12,581	$(4,017)	(32)%	$11,115
Interest-bearing deposits in other banks	16,745	33,842	(17,097)	(51)%	21,681
Total cash and cash equivalents	25,309	46,423	(21,114)	(45)%	32,796

Securities available-for-sale, at fair value	157,309	189,379	(32,070)	(17)%	160,763
Securities held-to-maturity, at amortized cost	36,093	36,888	(795)	(2)%	36,655

Loans, net of deferred fees and costs	719,251	649,879	69,372	11%	700,177
Allowance for loan and lease losses	(10,891)	(10,400)	(491)	5%	(11,402)
Net loans	708,360	639,479	68,881	11%	688,775

Premises and equipment, net	11,112	12,510	(1,398)	(11)%	11,342
Other real estate owned	1,525	393	1,132	288%	1,405
Life insurance	22,326	21,675	651	3%	22,168
Deferred taxes	10,638	10,314	324	3%	10,648
Other assets	18,057	20,696	(2,639)	(13)%	18,503
Total assets	$990,729	$977,757	$12,972	1%	$983,055

Liabilities and shareholders' equity:
Demand - noninterest bearing	$162,437	$151,684	$10,753	7%	$151,640
Demand - interest bearing	295,209	265,308	29,901	11%	276,103
Savings	93,367	91,589	1,778	2%	93,500
Certificates of deposit	228,492	258,939	(30,447)	(12)%	238,796
Total deposits	779,505	767,520	11,985	2%	760,039

Federal Home Loan Bank of San Francisco borrowings	75,000	75,000	—	0%	90,000
Junior subordinated debentures	10,310	15,465	(5,155)	(33)%	10,310
Other liabilities	17,239	17,812	(573)	(3)%	16,156
Total liabilities	882,054	875,797	6,257	1%	876,505

Shareholders' equity:
Preferred stock	19,931	19,931	—	0%	19,931
Common stock	24,180	23,874	306	1%	24,144
Retained earnings	65,232	58,633	6,599	11%	63,158
Accumulated other comprehensive loss, net of tax	(668)	(478)	(190)	40%	(683)
Total shareholders' equity	108,675	101,960	6,715	7%	106,550

Total liabilities and shareholders' equity	$990,729	$977,757	$12,972	1%	$983,055

Total interest earning assets	$927,773	$908,204	$19,569	2%	$917,756
Shares outstanding	13,374	13,298			13,364
Book value per share	$6.64	$6.17			$6.48

(NASDAQ: BOCH)

TABLE 12

UNAUDITED

INCOME STATEMENT

(amounts in thousands, except per share data)

	For The Three Months Ended					For The Nine Months Ended
	September 30,		Change		June 30,	September 30,
	2015	2014	$	%	2015	2015	2014
Interest income:
Interest and fees on loans	$8,357	$7,350	$1,007	14%	$8,304	$24,572	$21,632
Interest on securities	743	1,001	(258)	(26)%	801	2,489	3,230
Interest on tax-exempt securities	592	629	(37)	(6)%	602	1,793	1,916
Interest on deposits in other banks	40	122	(82)	(67)%	56	167	386
Total interest income	9,732	9,102	630	7%	9,763	29,021	27,164
Interest expense:
Interest on demand deposits	116	123	(7)	(6)%	107	339	362
Interest on savings deposits	53	59	(6)	(10)%	55	162	173
Interest on certificates of deposit	586	650	(64)	(10)%	594	1,771	1,985
Interest on Federal Home Loan Bank of San Francisco borrowings	475	228	247	108%	363	1,187	52
Interest on other borrowings	47	94	(47)	(50)%	49	143	281
Total interest expense	1,277	1,154	123	11%	1,168	3,602	2,853
Net interest income	8,455	7,948	507	6%	8,595	25,419	24,311
Provision for loan and lease losses	—	1,050	(1,050)	(100)%	—	—	2,500
Net interest income after provision for loan and lease losses	8,455	6,898	1,557	23%	8,595	25,419	21,811
Noninterest income:
Service charges on deposit accounts	52	50	2	4%	52	153	135
Payroll and benefit processing fees	138	127	11	9%	130	416	371
Earnings on cash surrender value - life insurance	158	171	(13)	(8)%	159	482	459
Gain (loss) on investment securities, net	137	32	105	328%	61	413	(252)
Other income	323	291	32	11%	479	1,079	2,458
Total noninterest income	808	671	137	20%	881	2,543	3,171

(NASDAQ: BOCH)

TABLE 12 - CONTINUED

UNAUDITED

INCOME STATEMENT

(amounts in thousands, except per share data)

	For The Three Months Ended					For The Nine Months Ended
	September 30,		Change		June 30,	September 30,
	2015	2014	$	%	2015	2015	2014
Noninterest expense:
Salaries and related benefits	3,208	3,520	(312)	(9)%	3,575	10,693	10,664
Occupancy and equipment	714	749	(35)	(5)%	709	2,157	2,069
Write down of other real estate owned	—	—	—	0%	—	—	290
Federal Deposit Insurance Corporation insurance premium	159	204	(45)	(22)%	178	544	584
Data processing fees	243	226	17	8%	251	736	656
Professional service fees	337	283	54	19%	442	1,167	817
Other expenses	913	789	124	16%	967	2,992	4,182
Total noninterest expense	5,574	5,771	(197)	(3)%	6,122	18,289	19,262
Income before provision for income taxes	3,689	1,798	1,891	105%	3,354	9,673	5,720
Provision for income taxes	1,164	525	639	122%	964	2,957	1,676
Net income	$2,525	$1,273	$1,252	98%	$2,390	$6,716	$4,044
Less: Preferred dividends	50	50	—	0%	50	150	150
Income available to common shareholders	$2,475	$1,223	$1,252	102%	$2,340	$6,566	$3,894

Basic earnings per share	$0.18	$0.09	$0.09	100%	$0.18	$0.49	$0.29
Average basic shares	13,340	13,294	46	0%	13,338	13,327	13,536
Diluted earnings per share	$0.18	$0.09	$0.09	100%	$0.18	$0.49	$0.29
Average diluted shares	13,377	13,339	38	0%	13,370	13,358	13,582

(NASDAQ: BOCH)

TABLE 13

UNAUDITED CONDENSED CONSOLIDATED

YEAR TO DATE AVERAGE BALANCE SHEETS

(amounts in thousands)

	For the Nine Months Ended		For the Twelve Months Ended
	September 30,	September 30,	December 31,	December 31,	December 31,
	2015	2014	2014	2013	2012
Earning assets:
Loans	$694,082	$614,494	$625,166	$612,780	$642,200
Taxable securities	124,199	150,157	147,916	157,486	135,615
Tax exempt securities	76,755	84,560	83,973	92,854	81,714
Interest-bearing deposits in other banks	28,021	63,034	56,465	43,342	48,712
Average earning assets	923,057	912,245	913,520	906,462	908,241

Cash and due from banks	10,832	10,903	11,246	10,624	10,125
Premises and equipment, net	11,738	11,984	12,105	10,337	9,567
Other assets	42,676	34,869	36,936	26,431	24,249
Average total assets	$988,303	$970,001	$973,807	$953,854	$952,182

Liabilities and shareholders' equity:
Demand - noninterest bearing	$151,567	$135,338	$139,792	$122,011	$115,091
Demand - interest bearing	276,446	270,594	272,383	244,125	203,342
Savings	92,565	91,484	91,108	92,502	89,789
Certificates of deposit	242,569	260,962	259,445	248,350	285,574
Total deposits	763,147	758,378	762,728	706,988	693,796

Repurchase agreements	—	—	—	5,780	14,246
Federal Home Loan Bank of San Francisco borrowings	91,941	78,388	77,534	107,603	110,374
Junior subordinated debentures	10,310	15,465	15,239	15,465	15,465
Other liabilities	16,719	15,658	15,934	11,825	7,033
Average total liabilities	882,117	867,889	871,435	847,661	840,914

Shareholders' equity	106,186	102,112	102,372	106,193	111,268
Average liabilities & shareholders' equity	$988,303	$970,001	$973,807	$953,854	$952,182

(NASDAQ: BOCH)

TABLE 14

UNAUDITED CONDENSED CONSOLIDATED

QUARTERLY AVERAGE BALANCE SHEETS

(amounts in thousands)

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Earning assets:
Loans	$705,762	$703,008	$673,120	$656,834	$631,674
Taxable securities	115,165	121,110	136,557	141,265	138,355
Tax exempt securities	76,190	76,772	77,316	82,231	83,503
Interest-bearing deposits in other banks	30,430	27,688	25,893	36,971	64,829
Average earning assets	927,547	928,578	912,886	917,301	918,361

Cash and due from banks	11,355	10,833	10,295	12,263	12,320
Premises and equipment, net	11,265	11,767	12,195	12,464	12,551
Other assets	41,867	42,637	43,540	43,072	40,815
Average total assets	$992,034	$993,815	$978,916	$985,100	$984,047

Liabilities and shareholders' equity:
Demand - noninterest bearing	$158,232	$147,442	$148,923	$153,007	$142,426
Demand - interest bearing	284,508	268,784	275,954	277,692	270,395
Savings	93,230	93,291	91,152	89,992	91,556
Certificates of deposit	235,551	245,573	246,707	254,943	260,592
Total deposits	771,521	755,090	762,736	775,634	764,969

Federal Home Loan Bank of San Francisco borrowings	86,359	105,330	84,111	75,000	85,054
Junior subordinated debentures	10,310	10,310	10,310	14,568	15,465
Other liabilities	16,140	16,887	17,141	16,751	16,612
Average total liabilities	884,330	887,617	874,298	881,953	882,100

Shareholders' equity	107,704	106,198	104,618	103,147	101,947
Average liabilities & shareholders' equity	$992,034	$993,815	$978,916	$985,100	$984,047

(NASDAQ: BOCH)

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Redding, California and is the parent company for Redding Bank of Commerce which operates under two separate names: Redding Bank of Commerce and Sacramento Bank of Commerce, a division of Redding Bank of Commerce. The Bank is an FDIC insured California banking corporation providing commercial banking and financial services through four offices located in Northern California. The Bank opened on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Investment firms making a market in BOCH stock are:

Raymond James Financial John T. Cavender 555 Market Street San Francisco, CA 94105 (800) 346-5544	McAdams Wright Ragen, Inc. Joey Warmenhoven 1211 SW Fifth Avenue, Suite 1400 Portland, OR 97204 (866) 662-0351

Sandler O’Neill + Partners, L.P. Brian Sullivan 1251 Avenue of the Americas, 6th Floor New York, NY 10022 (212) 466-8022	Stifel Nicolaus Perry Wright 1255 East Street, Suite 100 Redding, CA 96001 (530) 244-7199

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (530) 722-3900

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (530) 722-3908

Andrea Schneck, Vice President and Senior Administrative Officer

Telephone Direct (530) 722-3959